EXHIBIT 10.1

[Form of Letter Agreement for
GSC Secondary Interest Fund, LLC]

, 2007

GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932

Re:    Initial Public Offering of GSC Acquisition Company

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative (the “Representative”) of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 8 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           If the Company seeks approval of its stockholders of an Initial Business Combination, the undersigned will:

(a)           vote any Initial Founder’s Shares owned directly or indirectly by it in accordance with the majority of the shares of Common Stock voted by the Company’s Public Stockholders in connection with the vote on any Initial Business Combination; and

(b)           vote any IPO Shares owned directly or indirectly by it in favor of the Initial Business Combination.

2.            (a)           The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the Company, with respect to its Initial Founder’s Shares (any “Claim”), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned with respect to its Initial Founder’s Shares.

(b)           In the case of the Company’s dissolution and liquidation, the undersigned understands that the Company expects that all costs and expenses associated with implementing the Company’s plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds from the IPO held outside the Trust Account and from the $2.0 million in interest income on the balance of the Trust Account that will be released to the Company to fund its working capital requirements. The undersigned further understands that if those funds are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of distribution, to the extent that there is any interest accrued in the Trust Account not required to pay income taxes on interest income earned on the Trust Account balance, the Company may request that the Trustee release to it an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such accrued interest available or should the aforementioned funds still not be sufficient, the undersigned hereby agrees to reimburse the Company for its out-of-pocket costs associated with its dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.  The undersigned hereby represents and warrants to the Company that it has sufficient funds available to it to satisfy its obligations under this agreement.

3.           The undersigned agrees to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) to which the Company may become subject, but only if, and to the extent (i) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account and (ii) the claims are made by (A) a vendor for services rendered, or products sold, to the Company, (B) by a third party with which the Company enters into a contractual relationship following consummation of the IPO, or (C) by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any amounts claimed owed to a third party who executed a valid and enforceable waiver of any right, title, interest or claim of any kind in or to the Trust Account, or as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

4.           (a)           Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (subject to the following sentence) (i) repayment of advances of up to $700,000 made to the Company by GSCP (NJ) Holdings, L.P., to cover offering-related and organizational expenses; (ii) a payment of an aggregate of $975,000 per month to GSCP (NJ) Holdings, L.P., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to the IPO and identifying, investigating and consummating an Initial Business Combination.  The undersigned acknowledges that the Company’s Audit Committee will review and approve all payments made to the undersigned, the Company’s officers and directors and the Company’s or their affiliates, other than the $7,500 per month payment described in the immediately preceding sentence.

(b)           Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

5.           The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects. The undersigned represents and warrants that:

(a)           the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)           the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

6.           The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement, and hereby consents to being named in the registration statement of the Company on Form S-1 (File No. 333-138832) relating to the IPO (the “Registration Statement”) as a shareholder of the Company.

7.           As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (ii) “Initial Founder’s Shares” shall mean the 3,693,750 shares of Common Stock acquired by GSC Secondary Interest Fund, LLC prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; (iv) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; and (v) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, as trustee (the “Trustee”).

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.  Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and its successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the distribution to the holders of the IPO Shares of the proceeds in the Trust Account and the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, and provided further that paragraph 3 of this agreement shall survive a termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

GSC SECONDARY INTEREST FUND, LLC
By:	_____________________
Name:
Title:

Accepted and agreed: GSC ACQUISITION COMPANY
By:	_______________________
Name:
Title:

Exhibit A

[NASD Questionnaire Furnished to the Company and the Underwriters]

A-1